SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934


February 16, 1996
Date of Report (Date of earliest event reported)


INFORMIX CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-15325
(Commission File Number)

94-3011736
(I.R.S. Employer Identification No.)


4100 Bohannon Drive
Menlo Park, California 94025
(Address of principal executive offices)


(415) 926-6300
(Registrant's telephone number, including area code)



Item 2.  Acquisition or Disposition of Assets.

     On February 16, 1996, Informix Delaware, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Informix Corporation ("Informix" or the "Registrant"), merged (the "Merger") with and into Illustra Information Technologies, Inc. ("Illustra"), a Delaware corporation, after the Merger had been approved that morning at a special meeting of Illustra's stockholders. At the effective time of the Merger ("Effective Time"), Illustra became a wholly-owned subsidiary of Informix. Illustra develops, produces, markets and supports object relational database systems and software tools.

     Terms of the Merger. The Merger occurred pursuant to an Agreement and Plan of Reorganization, dated as of December 20, 1995 (the "Reorganization Agreement"), by and among Informix, Merger Sub and Illustra. As a result of the Merger, the maximum number of shares of Common Stock of Informix ("Informix Common Stock") to be issued (including Informix Common Stock to be reserved for issuance upon exercise of any of Illustra's options and warrants to be assumed by Informix) in exchange for the acquisition by Informix of all outstanding shares of Common Stock of Illustra ("Illustra Common Stock") and Preferred Stock of Illustra ("Illustra Preferred Stock") and all unexpired and unexercised options and warrants to acquire Illustra Common Stock or Illustra Preferred Stock (collectively, "Illustra Capital Stock") is 15,000,000.

      Pursuant to the terms and conditions of the Merger Agreement, as of the Effective Time, by virtue of the Merger, the following occurred:

     Conversion of Illustra Common Stock. Each share of Illustra Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares held by any holder who exercised and perfected appraisal or dissenters' rights for such shares) was canceled and extinguished and converted automatically into the right to receive
0.77283 (the "Common Exchange Ratio") shares of Informix Common Stock, including with respect to each whole share of Informix Common Stock to be received, the right to receive one preferred share purchase right (a "Right") under Informix's Amended and Restated Preferred Shares Rights Agreement dated as of September 12, 1991 and amended and restated as of May 15, 1992 and July 25, 1995, and in any case, subject to the escrow provisions of the Merger Agreement described below.

     Conversion of Illustra Preferred Stock. In accordance with Illustra's charter documents, holders of a majority of the shares of Illustra Preferred Stock agreed by written consent dated February 2, 1996 to cause the automatic conversion of all shares of Illustra Preferred Stock into shares of Illustra Common Stock immediately prior to the Effective Time.

     Stock Options. At the Effective Time, each outstanding option to purchase shares of Illustra Common Stock (each an "Illustra Option") under Illustra's 1992 Equity Incentive Plan (the "Option Plan"), or otherwise, whether vested or unvested, was, in connection with the Merger, assumed by Informix. Each Illustra Option so assumed by Informix under the Merger Agreement will continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Illustra Option immediately prior to the Effective Time, except that (i) such Illustra Option will be exercisable for that number of whole shares of Informix Common Stock equal to the product of the number of shares of Illustra Common Stock that were issuable upon exercise of such Illustra Option immediately prior to the Effective Time multiplied by 0.77283 rounded down (in the case of Illustra Options granted under the Option
Plan) to the nearest whole number of shares of Informix Common Stock and
(ii) the per share exercise price for the shares of Informix Common Stock issuable upon exercise of such assumed Illustra Option will be equal to the quotient determined by dividing the exercise price per share of Illustra Common Stock at which such Illustra Option was exercisable immediately prior to the Effective Time by 0.77283 rounded up to the nearest whole cent. It is the intention of Informix and Illustra that the Illustra Options assumed by Informix qualify following the Effective Time as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), to the extent the Illustra Options qualified as incentive stock options immediately prior to the Effective Time.

     In connection with the Merger, the Illustra Common Stock subject to an early exercise stock purchase agreement under the Option Plan was exchanged for Informix Common Stock at the Common Exchange Ratio, and the shares of Informix Common Stock so received shall continue to be subject to the same repurchase right in favor of the surviving corporation, which the surviving corporation may assign to Informix.
The number of shares of Informix Common Stock subject to repurchase from time to time after the Merger and the repurchase price per share shall be appropriately adjusted to reflect the exchange of Illustra Common Stock for Informix Common Stock.

     Warrants. Each warrant to purchase shares of Illustra Preferred Stock outstanding at the Effective Time was, in connection with the Merger, assumed by Informix. Each such warrant will, following the Effective Time, be exercisable only for shares of Informix Common Stock, in such number, and at such exercise price as is determined by applying the Common Exchange Ratio in accordance with the terms of the applicable warrant agreement.

     Stock Ownership Following the Merger. An aggregate of approximately 12,700,000 shares of Informix Common Stock were issued to Illustra stockholders in the Merger and Informix will assume options exercisable for up to an additional approximately 2,300,000 shares of Informix Common Stock. Based upon the number of shares of Informix Common Stock issued and outstanding as of December 31, 1995, and after giving effect to the issuance of Informix Common Stock as described in the previous sentence, the former holders of Illustra Capital Stock hold, and have voting power with respect to, approximately 8.6% of Informix's total issued and outstanding shares, and holders of former Illustra Options hold options exercisable for approximately 1.6% of Informix's total issued and outstanding shares (assuming the exercise of only such options).

     Escrow Fund. In connection with the Merger, at the Effective Time, 10% of the shares of Informix Common Stock issuable to holders of Illustra Capital Stock by virtue of the Merger (the "Escrow Shares") were registered in the name of and deposited with First Trust of California, as escrow agent (the "Escrow Agent"), such deposit to
constitute the escrow fund (the "Escrow Fund").   The Escrow Shares will
be held in escrow as security for any losses that Informix incurs or reasonably anticipates incurring by reason of breaches by Illustra of covenants, representations or warranties contained in the Merger Agreement. Subject to the resolution of unsatisfied claims of Informix, the Escrow Fund shall terminate upon the earlier of (i) twelve months following the closing date of the Merger and (ii) the issuance of Informix's audited financial statements for the fiscal year ending December 31, 1996.

     Certain Federal Income Tax Considerations. The Merger is intended to qualify as a reorganization under Section 368 (a) of the Code, in which case no gain or loss should generally be recognized by the holders of shares of Illustra Capital Stock on the exchange of their shares of Illustra Capital Stock for shares of Informix Common Stock.

     Accounting Treatment. The Merger qualifies as a pooling of interests for financial reporting purposes in accordance with generally accepted accounting principles

Item 7.  Financial Statements and Exhibits.

a.         Financial Statements of Business Acquired.

     The following financial statements are incorporated herein by reference from the section containing Illustra's combined financial statements on pages F21 through F34 of the Prospectus of Informix dated February 8, 1996 contained in Informix's Registration Statement on Form S-4 (File No. 333-143):

     The Consolidated Balance Sheets of Illustra as of December 31,
     1995 (unaudited), June 30, 1995 and 1994; the Consolidated Statements of Operations, Cash Flows and Stockholders' Equity of Illustra for the six months ended December 31, 1995, the years ended June 30, 1995 and 1994, and the period from July 31, 1992 (inception) to June 30, 1993; and the related Notes to Consolidated Financial Statements.


b.        Pro Forma Financial Information.

     The following unaudited pro forma combined condensed financial statements of Informix and related notes to unaudited pro forma combined condensed financial statements are incorporated by reference herein from the section captioned "Pro Forma Combined Condensed Financial Statements (Unaudited)" on pages 38 through 45 of the Prospectus of Informix dated February 8, 1996 contained in Informix's Registration Statement on Form S-4 (File No. 333-143):

     Pro Forma Combined Condensed Statements of Operations for the years ended December 31, 1994 and 1993 and for the nine months ended October 1, 1995 and October 2, 1994.

     Pro Forma Combined Condensed Balance Sheet as of October 1, 1995.

c.     Exhibits.

     The Following exhibits are filed in accordance with Item 601 of Regulation S-K as part of this report:

2.1 Agreement and Plan of Reorganization dated as of December 20, 1995, entered into by and among Informix Corporation, a Delaware corporation, Illustra Information Technologies, Inc., a Delaware corporation, and Informix Delaware, Inc. a Delaware corporation (incorporated by reference to Annex A to the Prospectus contained in Informix's Registration Statement on Form S-4 (File No. 333-143)).

23.1    Consent of KPMG Peat Marwick LLP, Independent Auditors of
Illustra.




SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                           INFORMIX CORPORATION
                           (Registrant)


Dated: March 1, 1996       By: \S\ David H. Stanley
                           David H. Stanley
                           Vice President, Legal and Corporate Services,
                           General Counsel and Secretary

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